                                                                    EXHIBIT 10.5

Confidential Treatment has been requested with respect to portions of the agreement indicated with an asterisk [*]. A complete copy of this agreement, including the redacted terms, has been separately filed with the Securities and Exchange Commission.




                         E-COMMERCE VENTURE AGREEMENT


                                    BETWEEN


                          THE SPORTS AUTHORITY, INC.


                                      AND


                        GLOBAL SPORTS INTERACTIVE, INC.



                                 MAY 7, 1999

                          E-COMMERCE VENTURE AGREEMENT


     This Agreement is made and entered into on the 7th day of May, 1999, by and between GLOBAL SPORTS INTERACTIVE, INC., a corporation organized and existing under the laws of the Commonwealth of Pennsylvania and having its principal place of business at King of Prussia, Pennsylvania ("GSI"), and THE SPORTS AUTHORITY, INC., a corporation organized and existing under the laws of the State of Delaware and having its principal place of business at Fort Lauderdale, Florida ("TSA").


                                   SECTION I

                PURPOSE AND STRUCTURE OF THE E-COMMERCE VENTURE

     1.1.   Purpose.  The purpose of the e-commerce venture is to manage and
            -------
operate the E-Commerce Business.

     1.2.   Structure.  The e-commerce venture shall be carried out through
            ---------
TheSportsAuthority.com, Inc., a corporation to be organized by the parties under the laws of the State of Delaware ("TSA.com") and located in King of Prussia, Pennsylvania unless the parties otherwise agree. The parties agree to cause TSA.com to sell and issue shares only as provided in Section 3.3 hereof.


                                  SECTION II

                             TERMS AND DEFINITIONS

     For purposes of this Agreement, the following terms have the meaning expressed after each term:

     2.1. "Advertising Co-op and Discretionary Funds" - Amounts earned by or allocated to TSA.com by vendors, the purpose of which is to advertise that vendor's brand or to use at TSA.com's discretion.

     2.2. "Affiliate(s)" - An entity directly or indirectly controlling (through one or more intermediaries), controlled by or under common control with a given "Party" (as defined below), where control means the ownership or control, directly or indirectly, of 50% or more of all of the voting power of the shares (or other securities or rights) entitled to vote for the election of directors or other governing authority, provided that such entity shall be considered an Affiliate only for the time during which such control exists.

     2.3. "Board of Directors" - The Board of Directors of TSA.com or of any Subsidiary, as the case may be.

     2.4. "Business Day(s)" - Any day which is not a Saturday, Sunday or official federal holiday in the United States.

     2.5.   "Directors" -  The members of the Board of Directors of TSA.com.

     2.6. "E-Commerce Agreement" - The agreement between TSA.com and TSA, substantially in the form attached hereto as Exhibit "A."
                                             ----------

     2.7. "E-Commerce Business" - The business of creating, developing, operating, managing, advertising and promoting the TSA Site (as defined below).

     2.8. "E-Commerce Services Agreement" - The agreement between TSA.com and GSI, substantially in the form attached hereto as Exhibit "B."
                                                  ----------

     2.9.   "Fiscal Year" - TSA.com's fiscal year as further defined in Section
7.1.

     2.10. "GAAP" - Generally accepted accounting principles, consistently applied.

     2.11. "Gross Sales" shall mean all revenues received for merchandise and services furnished at, by or through the TSA Site by TSA.com, its Affiliate, Subsidiary or Related companies or permitted sublicensees (if any), whether received by TSA.com, its Affiliate, Subsidiary or Related companies or permitted sublicensees, whether for cash, credit, or other quid pro quo (as measured at fair market value), except that the following shall be excluded in calculating Gross Sales: (i) sales of General Merchandise or Own Brand Merchandise subsequently returned for refund or credit; (ii) value added taxes, consumption taxes, sales taxes, uses taxes and any other applicable taxes imposed by governments, excluding withholding taxes collected and paid by TSA.com, if any; and (iii) TSA.com's related actual costs of shipping and handling. Gross Sales shall be calculated net of any allowances given with respect to defective General Merchandise or Own Brand Merchandise, provided that such allowances shall not exceed [*] percent ([*]%) of the value (at TSA.com's lowest cost) of General Merchandise or Own Brand Merchandise (as the case may be) received in any given Fiscal Year from the subject vendor or vendors to TSA.com.

     2.12. "Internet" - A global network of interconnected computer networks, each using the Transmission Control Protocol/Internet Protocol and/or such other standard network interconnection protocols as may be adopted from time to time, which is used to transmit content that is directly or indirectly delivered to a computer or other digital electronic device for display to an end-user, whether such content is delivered through on-line browsers, off-line browsers or through "push" technology, electronic mail, broadband distribution, satellite, wireless or other successor technologies or means.

     2.13. "Investment Banker" - A major investment banking firm having substantial experience in the valuation of e-commerce enterprises similar in size and structure to TSA.com.

     2.14. "License Agreement" - The agreement among TSA, The Sports Authority Michigan, Inc. and TSA.com, substantially in the form attached hereto as Exhibit
                                                                         -------
"C."
--

     2.15. "Operative Documents" - This Joint Venture Agreement, the E-Commerce Agreement, the E-Commerce Services Agreement and the License Agreement.

     2.16. "Party(ies)" - "Party" shall mean TSA and/or GSI; "Parties" shall mean both of them.

     2.17. "Related" - Related company or companies shall mean any legal entity which holds directly or indirectly more than 50% of the issued share capital or capital stock of GSI or TSA, or of which GSI or TSA holds directly or indirectly more than 50% of the issued share capital or capital stock, in any event not to include TSA.com. An entity shall be deemed to hold shares indirectly if the shares are held by another entity that is majority controlled, either directly or through other majority controlled entities, by such first mentioned entity.

     2.18.  "Shareholder(s)" - The shareholder(s) of TSA.com.

     2.19.  "Subsidiary" - Any company owned or controlled by GSI or by TSA.

     2.20. "TSA Competitor" shall mean: (a) any person, firm or corporation or other entity (other than TSA and its retailing Subsidiaries) which either directly or indirectly derives twenty percent (20%) or more of its revenues from the sales or distribution of sporting goods, athletic apparel, athletic footwear or related goods and services, whether operating from stores located in the U.S., Canada or Japan or any other nation in which the predominant language is English, whether by mail order, home shopping through audio or video programming, over the Internet or otherwise; and (b) any retailing entity which would clearly be regarded as a competitor of TSA by the U.S. Department of Justice under federal antitrust and competition laws and regulations.

     2.21. "TSA Site" shall mean that certain Internet site currently accessible through the URL "http://www.thesportsauthority.com," and any backup or mirror Internet site operated by TSA.com; it being understood that the TSA Site shall be primarily targeted by TSA.com at Customers, and not at persons, entities or activities otherwise described in Article 2.6 of the License Agreement. TSA.com agrees that the TSA Site shall not be used by TSA.com to furnish, sell, advertise or promote the goods or services of any TSA Competitor.

     2.22. "TSA Stores" shall mean any sporting goods retail store established and/or operated by Retailer or Retailer's retailing subsidiaries devoted to the sale of a broad assortment of sporting goods and equipment, footwear and apparel and related goods and to provision of the related services.

                                  SECTION III

               FORMATION AND CAPITALIZATION OF THE JOINT VENTURE

     3.1. Independent Entities. It is the intention of GSI and TSA that TSA.com and any Subsidiary of TSA.com shall (i) be autonomous and independent business organizations; (ii) have their own personnel, except as otherwise contemplated herein or by the E-Commerce Services Agreement, and (iii) not require any loans or guarantees from TSA.

     3.2.   Organization of TSA.com.  As soon as possible after the execution of
            -----------------------
this Agreement, GSI shall cause TSA.com to be duly organized under the laws of the State of Delaware. The initial registered office of TSA.com shall be located at such location as may be determined mutually by the Parties. The text of the Certificate of Incorporation and the Bylaws of TSA.com shall be subject to the prior approval of both of the Parties.

     3.3.   Initial Capital Contributions.  The Certificate of Incorporation of
            -----------------------------
TSA.com shall authorize the issuance of up to 16,000 shares of common stock, $.01 par value per share, and no other class of equity securities. Upon organization of TSA.com, the Parties agree to cause TSA.com to issue and sell to
(i) GSI 8,001 shares of TSA.com common stock for the aggregate cash purchase price of $[*] and (ii) TSA 1,999 shares of TSA.com common stock for the aggregate cash purchase price of $[*].

     3.4.   Additional Funding.
            ------------------

            (a) GSI shall loan TSA.com all additional funding hereafter required by TSA.com. Such loans shall bear interest at [*]% (the "GSI Rate"). In the alternative, GSI may support borrowing directly by TSA.com by providing (without additional compensation other than reimbursement of any letter of credit fees) letters of credit or guarantees to enhance TSA.com's creditworthiness to permit TSA.com to borrow at the GSI Rate. All additional funding as used herein shall include but not be limited to all amounts for corporate overhead, purchase or lease of property, inventory and working capital needs in connection therewith, and any shortfall that may be required pursuant to Section 6.3 of the E-Commerce Agreement. In the event of a breach of this
Section 3.4(a), GSI shall have the right to cure such breach within 30 days of receipt of written notice of breach from TSA.

            (b) GSI agrees to fund TSA.com in the manner provided in Section 3.4(a) in an amount not less than $[*] during the period from the date hereof through November 1, 1999. In the event of a breach of this Section 3.4(b), GSI shall have the right to cure such breach within 30 days of receipt of written notice of breach from TSA.

            (c) GSI agrees to cause TSA.com to spend, prior to December 31, 2007, not less than $[*] in excess of the amount of Advertising Co-op and Discretionary Funds spent by TSA.com for advertising of TSA's Site, of which at least $[*] shall be spent by December 31, 2001 and the balance remaining will be spent at the rate of at least $[*] per Fiscal Year until all $[*] is spent. In the event of a breach of this Section 3.4(c), GSI shall have the right to cure such breach within 30 days of receipt of written notice of breach from TSA.

            (d) A breach of Sections 3.4(c) may be cured by delivering to TSA the required amounts not spent on condition that TSA spend such amounts for advertising of TSA's Site in such manner as TSA shall determine.

            (e) The Parties shall not permit TSA.com to incur any indebtedness for borrowed money except in accordance with Section 3.4(a).

     3.5    TSA Option.  The parties agree to cause TSA to have the right and
            ----------
option, on and after May 9, 2002 (or immediately prior to an initial public offering of shares of TSA.com common stock, if such offering occurs prior to May 9, 2002), to purchase from TSA.com shares of TSA.com common stock in the number which after purchase would cause TSA to own up to 49.9% of the outstanding shares of TSA.com common stock. Such "49.9%" is based on 16,000 authorized shares of common stock, and the parties agree that so long as there are 16,000 shares authorized TSA's ownership pursuant to Sections 3.3, 3.5 and 3.6 hereof shall never exceed 7.999 shares unless the parties otherwise mutually agree.
The purchase price shall be payable to TSA.com in cash at closing and shall be equal to the lesser of (i) the aggregate amount equal to the percentage of TSA.com shares to be purchased (giving effect to such purchase) multiplied times an amount equal to [*], or (ii) $[*]. In the event that such stockholders equity shall be positive, then such aggregate purchase price shall be $[*]. The option set forth in this Section 3.5 shall expire upon an initial public offering of TSA.com common stock.

     3.6    Earn In.
            -------

            (a) The Parties agree that provided that TSA.com's Gross Sales in the first full fiscal year exceed $[*], TSA.com shall issue and deliver to TSA upon TSA's demand therefor, [*] shares of TSA.com common stock.

            (b) The Parties further agree that TSA.com shall issue and deliver shares of TSA.com common stock to TSA in the following amounts promptly upon the achievement of either the Land Based Goal or the E-Commerce Goal for the year indicated.

                      Land Based           E-Commerce          Number of
          Year           Goal                 Goal              Shares
         --------------------------------------------------------------------
          2000           $[*]                  N/A                [*]

          2001           $[*]                  $[*]               [*]

          2002           $[*]                  $[*]               [*]

          2003           $[*]                  $[*]               [*]

     "Land Based Goal" shall mean gross revenues of TSA for TSA's fiscal year.

     "E-Commerce Goal" shall mean TSA.com's operating income (excluding extraordinary items) for the Fiscal Year as determined in accordance with GAAP.

     In the event the goals set forth in Sections 3.6(a) or 3.6(b) for a prior year or years are not achieved, but a goal for a subsequent year is achieved, then TSA shall receive all shares specified above in Sections 3.6(a) or 3.6(b) for the prior year or years.

     The provisions of this Section 3.6 shall terminate upon TSA's exercise of the option set forth in Section 3.5 hereof.

     3.7    Warrant.  In consideration of TSA entering into this Agreement, GSI
            -------
shall cause Global Sports, Inc., a Delaware corporation ("Global"), to issue and deliver to TSA a Warrant to purchase shares of Global common stock in the amount and with the terms and conditions set forth on Exhibit "D" hereto.
                                               ----------


                                   SECTION IV

                     MANAGEMENT AND OPERATIONS OF TSA.COM;
                               VOTING PROCEDURES

     4.1.   Management of TSA.com.
            ---------------------

            (a)   Board of Directors.  The Board of Directors shall consist of
                  ------------------
five persons. The Parties agree to elect to the Board of Directors three persons designated by GSI from time to time and two persons designated by TSA from time to time. Each Party may remove the persons appointed by such Party as a Director at any time. The Parties agree that a quorum for a Board of Directors meeting shall exist only if at least three directors are present and if at least one of the directors present is a designee of TSA. The initial directors designated by each Party shall be as set forth on Exhibit "E."
                                    ----------

            (b)  Meetings.  The Parties agree that the Bylaws of TSA.com shall
                 --------
provide that (i) meetings of the Board of Directors can be called upon five Business Days' written notice by the Chairman of the Board, the President or any two Directors and (ii) meetings of shareholders can be called by any shareholder upon 10 days' written notice.

     4.2.   Management of Subsidiaries.  The Board of Directors of any
            --------------------------
Subsidiary of TSA.com shall consist at all times of the same persons as are the members of the Board of Directors of TSA.com.

     4.3.   Transactions with GSI or TSA.  The Parties agree that TSA.com and
            ----------------------------
any Subsidiaries of TSA.com shall be operated as independent businesses and that any transaction between or among TSA.com or any Subsidiary of TSA.com, on the one hand, and GSI or TSA or any of their Related companies, on the other hand, shall be on an arms-length basis (except as otherwise provided in the Operative Documents). Any sales or purchases of materials, products or services to or from TSA.com or any Subsidiary by GSI or TSA or any of their Related companies shall be competitive with alternative sources of equivalent materials, products or services in terms of price, design, performance, quality, technology and delivery (except as otherwise provided in the Operative Documents).

     4.4.   Insurance.  The Parties shall cause TSA.com to maintain at all times
            ---------
during the term of this Agreement an amount of coverage, consistent with good business practices in the United States and sufficient at all times to the obligations of the Parties under the Operative Documents, including, without limitation, comprehensive general liability insurance, including products and completed operations and contractual liability coverage, naming TSA and GSI and their respective Subsidiary and Related companies as additional insureds. Each policy of insurance purchased by TSA.com pursuant to the preceding sentence shall (i) be placed with a reputable insurance company acceptable to the Board of Directors, (ii) either have a self-insurance retention or a deductible in amounts consistent with good business practices, as such amount may be determined by the Board of Directors, and (iii) contain other terms acceptable to the Board of Directors.

     4.5.   Actions by Shareholders/Voting Procedure.  Any action of TSA.com or
            ----------------------------------------
any Subsidiary with respect to any decision or process requiring the approval of the Shareholders shall require the unanimous vote of the shareholders.

     4.6.   Actions by Board of Directors.  Any action of TSA.com or any
            -----------------------------
Subsidiary with respect to any decision or process requiring the approval of the Directors shall require the affirmative vote of a majority of the Directors present at a Board meeting except the following actions, which shall require the affirmative vote of at least four Directors:

            (i)    Any amendment to the Bylaws.

            (ii) The sale or issuance of any shares of common stock, securities convertible in shares of common stock or options or rights to acquire any shares of common stock, other than as provided in Section 3 of this Agreement.

            (iii) The declaration of any dividend or distribution to shareholders.

                                   SECTION V

                                DIVIDEND POLICY

     The Parties agree not to permit TSA.com to declare and pay any dividends until such time as the indebtedness payable to GSI referred to in Section 3.4 hereof shall have been paid in full, unless the Parties shall otherwise agree in writing.


                                   SECTION VI

             E-COMMERCE, E-COMMERCE SERVICES AND LICENSE AGREEMENTS

     The Parties agree to enter into the E-Commerce Agreement, the E-Commerce Services Agreement and the License Agreement substantially in the form attached hereto. The parties agree that none of such agreements, in the form executed by the parties thereto, may be amended without the prior written consent of both of the Parties. The Parties agree that TSA.com shall not enter into any agreement with either of the Parties or any of their Affiliates without the prior written consent of both of the Parties.


                                  SECTION VII

                     ACCOUNTING MATTERS, BOOKS AND RECORDS

     7.1.   Fiscal Year.  The fiscal year of each of TSA.com and any Subsidiary
            -----------
of TSA.com shall end on December 31 of each year.

     7.2.   Right of Inspection.  The accounting books, records and accounts of
            -------------------
TSA.com and each Subsidiary shall at all times be open to inspection by duly authorized representatives of GSI and/or TSA during regular business hours.

     7.3.   Books and Records.  The accounting books, records and accounts of
            -----------------
TSA.com and Subsidiary shall be kept in accordance with GAAP at the principal place of business of TSA.com and shall be audited by TSA.com's external auditor at the expense of TSA.com or the appropriate Subsidiary of TSA.com, as applicable. The Parties agree to mutually nominate and approve Deloitte Touche as the initial external auditor and to nominate and approve any replacement external auditor thereafter.

                                  SECTION VIII

                            RESTRICTION ON TRANSFER

     8.1.   General Restriction.  Except with the prior written consent of the
            -------------------
other Party, neither Party shall, directly or indirectly, sell, assign, give or otherwise dispose of, any shares of common stock of TSA.com owned by it in any manner except (i) as provided in Section 8.3 hereof or (ii) as provided in
Section 8.6 hereof. Neither Party shall pledge or otherwise grant a security interest in the shares of TSA.com common stock owned by it without the prior written consent of the other Party.

     8.2.   Interest Covered by Agreement.  Section 8.1 hereof shall be
            -----------------------------
applicable to any shares of TSA.com common stock owned by a Party, whether now owned or hereafter acquired by whatever means, including, but not limited to, interests acquired by purchase, share dividend or received through any recapitalization or reorganization of TSA.com.

     8.3.   Transfers to Wholly Owned Subsidiaries.  Notwithstanding anything in
            --------------------------------------
this Agreement to the contrary, (a) TSA may, from time to time, transfer all (but not less than all) of its TSA.com common stock to any Subsidiary of TSA, and (b) GSI may, from time to time, transfer all (but not less than all) of its TSA.com common stock to any Subsidiary of GSI (each of the foregoing transfers in this paragraph is hereinafter referred to as a "Permitted Transfer" and each Subsidiary referred to as a "Transferee"); provided, however, that (i) the Transferee shall continue to be a Subsidiary of TSA or GSI, as the case may be,
(ii) the Transferee shall enter into a joinder agreement to be bound by all of the terms and conditions of this Agreement in the same manner as is applicable to its transferor hereunder, (iii) GSI or TSA, as the case may be, shall continue to be bound by all of the terms and conditions of this Agreement, (iv) the Party effecting a Permitted Transfer shall provide notice of such Transfer to the other Party within 10 Business Days following such Permitted Transfer, together with the written joinder from the Transferee and (v) if any Transferee subsequently ceases to be a Subsidiary of TSA or GSI, as the case may be, TSA or GSI, as the case may be, shall cause such common stock to be transferred back to TSA or GSI or to any other Subsidiary of TSA or GSI prior to the Transferee ceasing to be a Subsidiary of TSA or GSI.

     8.4.   Impermissible Transfers Void.  Any attempted sale, transfer or
            ----------------------------
disposition of TSA.com common stock made in violation of this Agreement shall be null and void. The transferee of such interest shall not be entitled to be registered as a shareholder of TSA.com and shall not be entitled to vote such interest or receive dividends thereon.

     8.5.   Legend on Shares.  The following legend shall be placed on all
            ----------------
certificates representing TSA.com common stock:

            THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY

            AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE
            COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION.

            THESE SECURITIES ARE SUBJECT TO CERTAIN RIGHTS AND OPTIONS RESTRICTING TRANSFERABILITY PURSUANT TO A CERTAIN JOINT VENTURE AGREEMENT DATED MAY 9, 1999, A COPY OF WHICH IS AVAILABLE FROM THE SECRETARY OF THE COMPANY.

     8.6.   Provisions Relating to Transfers to Persons or Entities other than
            ------------------------------------------------------------------
to Wholly Owned Subsidiaries.
----------------------------

            (a)  General.  After May 9, 2004, a Party may sell all, but not less
                 -------
than all, of its TSA.com common stock only in accordance with this Section 8.6.

            (b)  Negotiations; Notice of Proposed Sale.  A Party (the
                 -------------------------------------
"Transferring Party") who desires to sell all of its TSA.com common stock, other than a Permitted Transfer, shall first give written notice to the other Party the "Other Party") of its intentions, and negotiate in good faith with the Other Party with respect to a sale of its TSA.com common stock. If a written definitive agreement with respect to a sale is not reached within 60 days after the date on which notice is given by the Transferring Party, the Transferring Party may negotiate with third parties with respect to the sale of all but not less than all of its TSA.com common stock, subject to the right of first refusal of the Other Party set forth below. If the Transferring Party receives a bona fide written offer from a third party to purchase its TSA.com common stock, the Transferring Party shall serve notice (the "Transfer Notice") on the Other Party. The Transfer Notice shall state that the Transferring Party has received a bona fide written offer to purchase all of its TSA.com common stock from a financially responsible third party, the consideration proposed to be paid for the TSA.com common stock, any additional material terms or conditions of such offer and the name and address of the prospective purchaser (the "Third Party").

            (c)  Option to Purchase.
                 ------------------

                 (1) Upon receipt of the Transfer Notice, the Other Party shall have the option to purchase all, but not less than all, of the TSA.com common stock owned by the Transferring Party. The Other Party may purchase such common stock for the same consideration described in the Transfer Notice (or, to the extent the consideration consists of securities, for the equivalent cash market value of such securities) and in accordance with any other material terms or conditions described in the Transfer Notice.

                 (2) If the Other Party elects to exercise its option to purchase the TSA.com common stock, it shall do so by notifying the Transferring Party of such election within 30 days after receipt of the Transfer Notice from such Party. After such 30-day period, the Other Party's option shall expire.

                 (3) In the event of any purchase and sale of TSA.com common stock pursuant to this paragraph (c), the closing of such purchase and sale shall be held within 90 days after the date on which notice of exercise of an option is given by the Other Party to the Transferring Party.

            (d)  Lapse of Options.  If the option specified in Section 8.6(c)
                 ----------------
hereof shall expire without exercise thereof, the Transferring Party shall be entitled to make the proposed sale of its TSA.com common stock to the Third Party for the consideration and in accordance with any other material terms or conditions described in the Transfer Notice, provided that the Third Party agrees, in form and substance reasonably satisfactory to the Other Party, to be bound by the provisions of this Agreement to the same extent as if such Third Party were originally a party hereto. If the sale of the Transferring Party's TSA.com common stock is not completed within 90 days of the date of the expiration of the option set forth in Section 8.6(c) above, then such TSA.com common stock shall again become subject to the options of this Section 8.6.

            (e)  Delivery of Certificates.  At the closing of any sale of
                 ------------------------
TSA.com common stock pursuant to this Agreement, the Transferring Party shall deliver to the Transferee the certificate(s) for such TSA.com common stock. The shares being transferred shall be transferred free and clear of any lien or encumbrance, except for the provisions of this Section 8.6.

     8.7    Public Offerings.  Upon the closing of an underwritten public
            ----------------
offering by TSA.com of its common stock registered under the Securities Act of 1933, this Section 8 shall automatically terminate and be of no further force and effect.


                                   SECTION IX

                              TERM AND TERMINATION

     9.1.   Term.  This Agreement shall terminate upon 90 days' prior notice
            ----
given by one Party to the other Party on and after December 31, 2014. Such 90 day period shall be extended until the occurrence of a purchase by one of the Parties pursuant to Section 9.3, if such purchase shall not have been completed within such 90 day period, or the expiration of the right of each Party to elect to make a purchase pursuant to Section 9.3.

     9.2.   Termination.  This Agreement may be terminated prior to December 31,
            -----------
2014 in accordance with Section 9.4, as follows:

            (a) By either Party if the other Party shall materially default in the performance of any of the covenants, terms and conditions of this Agreement and shall fail to cure such default within 60 days after receipt of notice in writing from the terminating Party of such default, giving reasonable particulars of such default and of the intention of the Party serving the notice to terminate this Agreement unless such default is cured; provided, however, that if such default cannot reasonably be cured within 60 days, no termination shall occur so long as the Party against which default has been declared continues to use its best efforts to cure such default and in fact cures such default within 90 days of receipt of such notice.

            (b) By either Party if the other Party shall be judicially declared bankrupt or insolvent, make an assignment for the benefit of, or enter into a compromise with, its creditors; initiate bankruptcy or insolvency proceedings of any kind or proceedings for the appointment of a receiver, manager, judicial manager or similar official with respect to it or any of its assets or become a party to dissolution proceedings; provided, however, that no termination shall occur if any such action is stayed, dismissed or reversed within 60 days of the initiation of such action and the other Party provides satisfactory evidence of the same within such period and in fact cures such default within 90 days of receipt of such notice.

            (c) TSA shall have the right to terminate this Agreement in the event that total revenues from all sources from the TSA Site by TSA.com for the Fiscal Year ended December 31, 2003 shall be less than $[*]. In order to exercise such right to terminate this Agreement, TSA shall give GSI written notice of termination during the period commencing January 1, 2004 and ending 30 days after final TSA.com financial statements for the year ended December 31, 2003 are delivered to TSA. The Parties agree to cause such financial statements to be prepared and delivered to TSA prior to March 15, 2004.

            (d) TSA shall have the right to terminate this Agreement in the event that TSA.com shall not achieve positive operating income for the Fiscal Year ended December 31, 2005, excluding extraordinary items of income or expense, as determined in accordance with GAAP. In order to exercise such option to terminate this Agreement, TSA shall give GSI written notice of termination during the period commencing January 1, 2006 and ending 30 days after final TSA.com financial statements for the Fiscal Year ended December 31, 2005 are delivered to TSA. The Parties agree to cause such financial statements to be prepared and delivered to TSA prior to March 15, 2006.

            (e) TSA shall have the option to terminate this Agreement in the event that (i) either TSA.com's operating income, excluding extraordinary items of income or expense, for the Fiscal Year ended December 31, 2009 shall be less than [*]% of TSA.com's Gross Sales for the Fiscal Year ended December 31, 2009, or (ii) TSA.com's Gross Sales for the Fiscal Year ended December 31, 2009, as determined in accordance with GAAP, shall be less than $[*]. In order to exercise such option to terminate this Agreement, TSA shall give GSI written notice of termination during the period commencing January 1, 2010 and ending 30 days after final TSA.com financial statements for the Fiscal Year ended December 31, 2009 are delivered to TSA. The Parties agree to cause such financial statements to be prepared and delivered to TSA prior to February 15, 2010.

            (f) TSA shall have the option to terminate this Agreement in the event that the Launch Date (as defined in the E-Commerce Agreement) has not occurred on before November 1, 1999, provided that TSA.com shall have until December 1, 1999 to cure such default. In order to exercise such right, TSA shall give GSI written notice of termination prior to January 31, 2000.

            (g) TSA shall have the right to terminate this Agreement in the event that Michael G. Rubin is not a full-time active employee of one of Global, GSI or TSA.com for any reason prior to January 1, 2001. In order to exercise such option to terminate this Agreement, TSA shall give GSI written notice of termination within 60 days of the date on which Michael G. Rubin is not such an employee.

            (h) TSA shall have the right to terminate this Agreement in the event that the shareholders equity of Global, as determined in accordance with GAAP, as of December 31, 1999, is less than $[*]. In order to exercise such option to terminate this Agreement, TSA shall give GSI written notice of termination within 60 days of the date Global first publishes financial statements as of December 31, 1999.

            (i) TSA shall have the right to terminate this Agreement in the event that GSI breaches any of the provisions of Sections 3.4(b), (c) or (d) hereof, or Section 5.1 of the E-Commerce Services Agreement.

            (j) TSA shall have the right to terminate this Agreement in the event TSA gives notice of termination of the License Agreement or the E-Commerce Agreement or if TSA.com gives notice of termination of the E-Commerce Services Agreement provided that termination of this Agreement shall not be effective unless and until such other agreement is terminated pursuant to its terms.

            (h) GSI shall have the right to terminate this Agreement if the event TSA.com gives notice of termination of the License Agreement or the E-Commerce Agreement provided that termination of this Agreement shall not be effective unless and until such other agreement is terminated pursuant to its terms.

     9.3.   Effect of Termination after 2014.  Upon termination of this
            --------------------------------
Agreement by written notice given after December 31, 2014 by either Party in accordance with Section 9.1 hereof, hereof, either Party shall have the right to cause a Valuation by giving written notice to the other within 30 days after the date on which notice of termination is given. If neither Party elects to cause a Valuation, then the option contained in this Section 9.3 shall terminate. If either Party elects to cause a Valuation, TSA shall have the right (but not the obligation) to purchase all (but not less than all) of the TSA.com common stock then owned or held by GSI or any of its Subsidiaries by giving written notice to GSI within 20 days after the date of determination of Fair Market Value. In the event that TSA shall fail to exercise such right, GSI shall have the right (but not the obligation) to purchase all (but not less than all) of the TSA.com common stock then owned or held by TSA or any of its Subsidiaries by giving written notice to TSA within 40 days after the date of determination of Fair Market Value. The price that the purchaser (the "Purchaser") shall pay for the TSA.com common stock owned by the other Party or any of its Subsidiaries (the "Seller"), in the event that the Purchaser elects to exercise the right to purchase the TSA.com common stock of the Seller under this Section 9.3, shall be the Fair Market Value of the TSA.com common stock owned by the Seller as of the date notice of termination is given, determined in accordance with the Valuation. The purchase price of the TSA.com common stock purchased under this
Section 9.3 must be paid in immediately available funds through a transfer of funds to a banking account to be designated at that time by the Seller to the Purchaser. The closing of any purchase and sale of TSA.com common stock under this Section 9.3 shall be completed within 20 days after the Purchaser gives the Seller notice of its election to purchase hereunder. As a condition of closing, the Seller shall deliver to the Purchaser or its nominees the certificate for the TSA.com common stock. The TSA.com common stock so delivered shall be duly endorsed and free and clear of any lien or encumbrance of any nature whatsoever.

     9.4.   Effect of Termination Under Section 9.2.
            ---------------------------------------

            (a) Upon termination in accordance with Section 9.2 hereof, the Party exercising the right of termination (the "Terminating Party") shall have the right to cause a Valuation by giving written notice to the other Party contemporaneously with the notice of termination, in which event the date of termination shall not occur until the occurrence of a purchase by the Terminating Party pursuant to this Section 9.4 or the expiration of the Terminating Party's right to make a purchase hereunder. If the Terminating Party does not cause a Valuation, then the option contained in this Section 9.4 shall terminate. If the Terminating Party elects to cause a Valuation and in addition to any other remedy as may be provided for in this Agreement or by law, the Terminating Party shall have the right but not the obligation to purchase all (but not less than all) of the TSA.com common stock then owned by the other party or any of its Subsidiaries by giving written notice to the other Party within 20 days of the date of determination of Fair Market Value. The price that the Terminating Party shall pay for the TSA.com common stock owned by the other Party or any of its Subsidiaries shall be 50% of the Fair Market Value of the TSA.com common stock owned by the other Party as of the date notice of termination is given, determined in accordance with the Valuation. The purchase price of the TSA.com common stock purchased must be paid in immediately available funds through a transfer of funds to a banking account to be designated at that time by the seller to the purchaser. The closing of any purchase of TSA.com common stock by the Terminating Party shall be completed within 20 days after the Terminating Party gives the other Party notice of its election to purchase hereunder. As a condition of closing, the seller shall deliver to the purchaser or its nominees the certificate for the TSA.com common stock. The TSA.com common stock so delivered shall be duly endorsed and free and clear of any lien or encumbrance of any nature whatsoever.

            (b) In the event that the Terminating Party elects to cause a Valuation pursuant to Section 9.4(a) and TSA.com common stock is not so purchased by the Terminating Party pursuant to Section 9.4(a), the other Party shall have the right (but not the obligation) to require the Terminating Party to purchase all (but not less than all) of the TSA.com common stock then owned or held by the other Party or any of its Subsidiaries by giving written notice to the Terminating Party within 40 days after the date of Valuation. The purchase price for the TSA.com common stock under this Section 9.4(b), shall be 50% of the Fair Market Value of the TSA.com common stock owned by the other Party as of the date notice of termination is given, determined in accordance with the Valuation. The purchase price must be paid in immediately available funds through a transfer of funds to a banking account to be designated at that time by the seller to the purchaser. The closing of any purchase of TSA.com common stock under this Section 9.4(b) shall be completed within 20 days after the other Party gives the Terminating Party notice of its election to require the Terminating

Party to purchase hereunder. As a condition of closing, the seller shall deliver to the purchaser or its nominee the certificate for the TSA.com common stock. The TSA.com common stock so delivered shall be duly endorsed and free and clear of any lien or encumbrance of any nature whatsoever.

     9.5.   Definitions.  For the purposes of this Section 9, the following
            -----------
terms shall have the meanings ascribed to them below.

     "Fair Market Value" of the TSA.com common stock held by the Seller means
(A) the value of the TSA.com common stock, considering TSA.com as a going concern being sold as an entirety, taking into account net worth, past, present and prospective earnings and cash flow, market conditions and prices paid in previous acquisitions of similar businesses and specific valuations given to Internet-related business, multiplied by (B) the percentage of the TSA.com common stock held by the Seller.

     "Valuation" means the following procedure to determine Fair Market Value:
GSI and TSA shall each select an Investment Banker, each at its own expense, within a 20-day calendar period following the date on which a Party notified the other Party of its intent to exercise the right to cause a Valuation under
Section 9.3 or 9.4. The Fair Market Value shall be the average obtained by dividing the sum of the Fair Market Value determined by the two Investment Bankers by two, provided the higher of the two determinations is not greater than 10% of the lesser of the two. In the event that such difference is greater than 10%, the two Investment Bankers shall choose a third Investment Banker.
The third Investment Banker shall then select which of the Fair Market Values previously determined by the first two Investment Bankers it believes is more accurate. The selection of the third Investment Banker shall be the Fair Market Value and shall be conclusive and binding on both parties. Each Investment Banker shall make its determination as to the Fair Market Value within a period of 30 days from the date of its selection.

     The Parties shall cause TSA.com to disclose and make available to the Investment Bankers selected pursuant to this Section 9.5 all of the information regarding the operations and financial condition of TSA.com and its Subsidiaries as may be requested by such Investment Bankers in order to conduct and conclude their Valuations as set forth herein.

     9.6.   Dissolution.  In the event that the TSA.com common stock is not
            -----------
purchased in accordance with either Section 9.3 or 9.4, the Parties agree to promptly dissolve TSA.com and distribute its net assets in accordance with Delaware law.

     9.7.   Survival.  The termination of this Agreement for any reason shall
            --------
not release either Party from its liability to pay any sums of money accrued, due and payable to the other Party or to discharge its then-accrued and unfilled obligations. Sections 9 and 10 shall survive any termination of this Agreement.

                                   SECTION X

                           CONFIDENTIALITY PROVISIONS

     10.1.  General Confidentiality Provisions/Public Disclosure.  Except as may
            ----------------------------------------------------
be mutually agreed in writing between the Parties or as a Party may reasonably determine to be required or appropriate to comply with stock exchanges or securities laws, neither GSI nor TSA shall, nor shall either of them permit any of its Related companies, during the term of this Agreement or any time thereafter, to: (i) disclose to third parties the terms and conditions of this Agreement or the other Operative Documents, except to those of its Related companies, attorneys, accountants and other consultants who need to know the information for the purposes of operating TSA.com and carrying out transactions related thereto; or (ii) disclose to third parties (i.e. persons or entities other than TSA or GSI), any confidential or proprietary information obtained from the other Party or any Affiliate Company of the other Party.


                                  SECTION XI

                             ADDITIONAL COVENANTS

     11.1.  Press Releases.  All voluntary public announcements concerning the
            --------------
transactions contemplated by this Agreement shall be mutually acceptable to both GSI and TSA. Unless required by law, neither GSI on the one hand, and TSA on the other hand, shall make any public announcement or issue any press release concerning the transactions contemplated by this Agreement without the prior written consent of GSI or TSA, respectively.

     11.2.  Exclusive.
            ---------

            (a) During the term of this Agreement (i) TSA and its Subsidiaries agree not to engage in the E-Commerce Business except as permitted under Section 2.6(a) of the License Agreement and (ii) GSI agrees not to engage in and TSA.com shall not engage in the sale of goods over the Internet as a shareholder, partner or investor in any corporation, partnership, limited liability company or other entity or venture which generates in excess of 20% of its revenues from the sale of sporting goods, athletic footwear and athletic apparel (other than with [*] and any other such party which does not engage in the sale of sporting goods, athletic footwear and athletic apparel in the United States, Canada, Japan, any other nation in which the predominant language is English or any other nation in which TSA, any of its Subsidiaries or any corporation, LLC or other entity or venture in which TSA has more than a 19% interest engages in the sale of sporting goods, athletic footwear and athletic apparel or has announced its intention to commence doing so within six months and in fact does so) (the foregoing shall not prevent GSI from entering into additional e-commerce services or e-commerce license agreement with other retailers of sporting goods, athletic footwear or athletic apparel, but GSI may not launch any web site for such retailers or provide any other e-commerce services prior to January 1, 2000).

            (b) Until January 1, 2000, GSI agrees to devote all of its e-commerce related activities to developing the TSA Site and the sites of other retailers which have executed e-commerce services agreements with GSI prior to the date of this Agreement (except that GSI may enter into additional e-commerce services or e-commerce license agreement with other retailers of sporting goods, athletic footwear or athletic apparel, but GSI may not launch any web site for such retailers or provide any other e-commerce services prior to January 1, 2000).

     11.3.  Expenses.  Except as otherwise provided herein, each Party shall
            ---------
bear its own expenses in connection with the transactions contemplated hereby.

     11.4.  Choice of Law.  This Agreement shall be construed, interpreted and
            -------------
enforced under and in accordance with the internal laws of the State of Delaware.

     11.5.  WAIVER OF JURY TRIAL.  EACH OF TSA AND GSI DO HEREBY KNOWINGLY,
            --------------------
VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVE SUCH RIGHT ANY PARTY MAY HAVE TO A JURY TRIAL IN EVERY JURISDICTION IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER PARTY OR ITS RESPECTIVE AFFILIATES, SUCCESSORS OR ASSIGNS, IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER OPERATIVE DOCUMENT OR ANY OTHER DOCUMENTS EXECUTED AND DELIVERED BY ANY PARTY IN CONNECTION THEREWITH (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIMS OR DEFENSES ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR OTHERWISE VOID OR VOIDABLE).

     11.6.  Notices.
            -------

            (a) Any notice or request with respect to this Agreement shall be in writing and shall be delivered personally, by facsimile transmission, or by overnight express courier, in each such case directed by each Party to the other, with evidence of transmission, to its respective addresses as follows:

            if to GSI:   Global Sports Interactive, Inc.
                         555 South Henderson Road
                         King of Prussia, Pennsylvania  19406
                         Attention:  President
                         Fax No.: 610-354-9088

            copy to:     David S. Mandel, Esq.
                         Astor Weiss Kaplan & Rosenblum, LLP
                         The Bellevue
                         Broad & Walnut Streets
                         6th Floor
                         Philadelphia, Pennsylvania  19102
                         Fax No.:  215-790-0509
            if to TSA:   The Sports Authority, Inc.
                         3383 North State Road 7
                         Fort Lauderdale, Florida  33319
                         Attention:  Alex Stanton,
                                     Senior Vice President, Business Development
                         Fax No.:    954-677-6094

            copies to:   The Sports Authority, Inc.
                         3383 North State Road 7
                         Fort Lauderdale, Florida  33319
            Attention:   General Counsel
            Fax No.:     954-730-4288

                         The Sports Authority Michigan, Inc.
                         306 S. Washington, Suite 224
                         Royal Oak, Michigan  48067
                         Attention:  Senior Vice President and General Counsel
                         Fax No.:    248-414-9993

            (b) Any notice or request shall be deemed to be given when actually received. Either Party, by written notice to the other Party, may change the address to which notices or requests shall be directed.

     11.7.  Successors.  This Agreement shall inure to the benefit of and be
            ----------
binding upon each of the Parties and their respective permitted successors and assigns, but neither the rights nor the obligations of either Party hereunder may be voluntarily assigned, in whole or in part, without the prior written consent of the other Party.

     11.8.  Severability; Conflict with Organizational Documents.  If any term
            ----------------------------------------------------
or provision of this Agreement is held to be unenforceable or in conflict with any law or regulation of any kind, either by arbitration as provided herein or by court of competent jurisdiction, then this Agreement, except for such part or parts thereof, shall continue to be in full force and effect; provided, however, that such remaining terms and provisions of this Agreement shall be construed to reflect the original intent of the Parties and remain as a workable instrument for the purposes of carrying out the original intentions of the Parties. In the event of any conflict between the provisions of this Agreement and the organizational documents of TSA.com, the provisions of this Agreement shall prevail.

     11.9.  Entire Agreement.  The Operative Documents constitute the complete
            ----------------
and final agreement between the Parties with respect to the subject matter hereof and supersede all previous negotiations, agreements, commitments and understandings, whether written or oral.

     11.10. Amendment; Waiver.  The provisions hereof may not be amended,
            -----------------
waived, modified or superseded except by an instrument in writing signed by a duly authorized officer or representative of each of the Parties.

     11.11. Headings.  Descriptive headings in this Agreement are for
            --------
convenience only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

     11.12. Counterparts.  This Agreement may be executed in counterparts and
            ------------
both such counterparts taken together shall be deemed to constitute the same instrument.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on the date first above written by its duly authorized officer or officers.

                              GLOBAL SPORTS INTERACTIVE, INC.


                              By:   /s/ Michael Rubin
                                    ------------------------------------
                              Name:
                              Title:

                              THE SPORTS AUTHORITY, INC.


                              By:   /s/ Martin E. Hanaka
                                    ------------------------------------
                              Name:
                              Title:

                                  EXHIBIT "D"
                                  -----------

                               WARRANT TERM SHEET


1.   Grant of Warrants        As part of its E-Commerce Initiative, Global
                              Sports, Inc. ("Global") intends to provide all sporting goods and/or athletic footwear and apparel retailers who execute a contract with Global to become part of Global's E-Commerce
                              Initiative ("Retailers") prior to the public announcement of such initiative the opportunity to receive warrants to purchase shares of Global common stock based on the terms and conditions outlined in this Term Sheet.

2.   Amount of Warrants       Warrants will be granted for a total exercise
                              amount of $[*]. Each Retailer will receive a warrant to purchase its pro rata share of the total exercise amount based on the proportion that such Retailer's net sales (including sales by such Retailer's franchisees, if any) for its most recent fiscal year bears to the total net sales of all Retailers participating in the E-Commerce
                              Initiative (including sales by all such Retailers' franchisees, if any).

3.   Security                 Warrant to purchase Global common stock. The
                              period during which the warrant may be exercised will be one year from the date of public announcement of Global's E-Commerce Initiative.
                              The warrant and the shares of common stock issuable upon exercise of the warrant will be offered and sold to Retailers pursuant to an exemption from the Securities Act of 1933, as amended. As a result, such shares will be restricted securities within the meaning of that Act, and the resale of such shares will be subject to certain restrictions, including a one year holding period.

4.   Warrant Exercise Price   The warrant exercise price will be equal to the
                              average of the closing bid and asked prices for a share of Common Stock for the 20 trading days ending on the trading day immediately preceding the public announcement of Global's E-Commerce
                              Initiative.

5.   Issuance of Warrants     Global will issue the warrants to participating
                              Retailers effective as of the public announcement of Global's E-Commerce Initiative which is expected to occur by May 10, 1999.

                              Exhibit D - Page 1

6.   Confidentiality          This Term Sheet is not to be disclosed to any
                              party other than the employees or advisors of Retailers receiving this Term Sheet who need to know the terms set forth herein for the purpose of evaluating such Retailer's participation in
                              Global's E-Commerce Initiative.

7.   Other                    This Term Sheet is only intended to serve as a
                              general outline of the major terms of Global's proposed grant of warrants in accordance with the terms and conditions set forth herein. This Term
                              Sheet does not constitute an offer or sale of the shares by Global. This Term Sheet does not constitute a commitment or binding agreement to grant such securities. Such commitment or binding agreement can only be created by definitive agreements which will need to be negotiated and executed.

                              Exhibit D - Page 2